Exhibit 99.1

Niska Declares Quarterly Distribution, Announces First Quarter Results for Fiscal 2015, Provides Update on Current Business Environment and Outlook, and Announces New Board Member

RADNOR, PENNSYLVANIA — July 31, 2014 - Niska Gas Storage Partners LLC (NYSE:NKA) (“Niska” or “the Company”) reported today the declaration of a quarterly distribution and financial results for the three months ended June 30, 2014. The Company also provided an update on the current business environment and outlook, announced a distribution reinvestment commitment from the Company’s largest unitholder, and announced a new member of the board of directors.

Distributions

Niska announced today a cash distribution of $0.35 per common unit for the first fiscal quarter ended June 30, 2014. This distribution is equivalent to $1.40 per common unit on an annual basis and will be paid on August 19, 2014 to unitholders of record on August 11, 2014.

Financial Results

Adjusted EBITDA (as defined below) for Niska’s first fiscal quarter ended June 30, 2014, was $35.8 million compared to $15.3 million for the fiscal quarter ended June 30, 2013.  Cash Available for Distribution (as defined below) was $24.0 million for the quarter, compared to negative $0.5 million in the first quarter last year. Net loss was $19.0 million in the three months ended June 30, 2014, compared to net income of $8.0 million in the same period last year.  Loss per common unit was negative $0.52 for the quarter ended June 30, 2014, compared to earnings of $0.23 per common unit last year.

Results for the three months ended June 30, 2014 include the previously disclosed one-time recognition of approximately $26.0 million of long-term contract revenue related to the termination and renegotiation of the storage services agreement with TransCanada Gas Storage Partnership, Niska’s largest volumetric customer.  Excluding this one-time payment, Adjusted EBITDA and Cash Available for Distribution would have been $9.8 million and negative $2.0 million, respectively.

Also during the quarter, we recorded a non-cash depreciation charge of $28.0 million related to estimated cushion gas migration at one of our facilities in Alberta.  After experiencing unprecedented deliverability requirements throughout the fourth quarter of fiscal 2014, the Company undertook an evaluation of facility performance, cycling capabilities, and costs associated with maintaining those capabilities going forward.  As a result of this evaluation, we determined that approximately 2.6 Bcf of cushion gas, which carried a book cost of $9.85 per Mcf, had migrated at our Countess facility and no longer provided effective pressure support.  We have recorded the $28.0 million depreciation charge as our best estimate of the migration using information currently available.  We continue to gather additional engineering data to evaluate performance capabilities at the facility.

Storage Operations and Outlook

“Continued robust natural gas production growth combined with weak seasonal demand have lowered natural gas prices and reduced market volatility, all of which have further exacerbated already challenging storage conditions thus far in fiscal 2015, although our financial results for the first quarter largely fell in line with expectations,” commented Bill Shea, Chairman, President and Chief Executive Officer.  “As stated last quarter, we expect the majority of revenues to be realized in the second half of the fiscal year, particularly in our fiscal fourth quarter.”

“Looking ahead to the remainder of the storage year, we expect increased fall and winter gas price volatility, and we believe we are well positioned to take advantage of market uplifts as they present themselves.  Given current market conditions, we feel it is prudent to revise our outlook from previous expectations.  Therefore, we are adjusting our prior guidance ranges for the fiscal year ending March 31, 2015 to Adjusted EBITDA of $90 - $110 million, from $120 - $140 million, and Cash Available for Distribution to $35 - $55 million, from $65 - $85 million.”

Mr. Shea continued, “A key driver for the revised guidance was the narrowing of seasonal spreads in the regions in which we operate during the early part of the injection season.  Additionally, natural gas prices for fiscal 2015 declined by $0.90 - $1.00 per Mcf over the past six weeks, which potentially further reduces the market opportunities that we can capture during this storage cycle.”  Mr. Shea concluded by stating, “Affiliates of Carlyle/Riverstone Energy and Power Fund II and Carlyle/Riverstone Energy and Power Fund III (together the “Carlyle/Riverstone Funds”), who currently own approximately 18.7 million Niska common units, or 51.6% of total common units outstanding, have announced their intention to reinvest 100% of their distributions this quarter, which represents a reinvestment of approximately $6.5 million.  Furthermore, the Carlyle/Riverstone Funds have agreed to reinvest distributions on at least 50% of their units for the next three consecutive quarters.”

Announcement of New Board Member

The company today announced the appointment of Olivia C. Wassenaar to the board of directors (“the Board”).  Ms. Wassenaar was appointed on July 30, 2014, and will serve as a member of the Board’s finance committee.  Ms. Wassenaar joined Riverstone Holdings LLC in 2008 as a Vice President, was promoted to a Principal in 2010, and has served as a Managing Director since 2014. In this capacity, she invests in and monitors investments in the midstream and exploration and production sectors of the energy industry. Ms. Wassenaar also serves on the board of directors of Eagle Energy Exploration LLC, Northern Blizzard Resources Inc., Talos Energy LLC, and USA Compression (NYSE: USAC). Prior to joining Riverstone, Ms. Wassenaar was an Associate with Goldman, Sachs & Co. in the Global Natural Resources investment banking group. Ms. Wassenaar received her A.B., magna cum laude, from Harvard College and earned an M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Shea commented, “Olivia brings an extensive energy industry and finance background to the Board, with a particular focus on midstream and natural gas.  I am confident that her strong background will be a valuable asset to Niska and enable us to enhance our diversification initiatives.”

Earnings Call

Niska will host a conference call to discuss the Company’s quarterly results, as well as an update on the current business environment, on Thursday, July 31, 2014, at 9:00 a.m. Eastern Time (8:00 a.m. Central). This call will be webcast by NASDAQ OMX and can be accessed at Niska’s website at www.niskapartners.com.

If you are unable to participate in the webcast of the earnings call, you may access the live conference call by dialing the following numbers:

Primary Dial-In:	1-800-237-9752
Secondary Dial-In:	1-617-847-8706
Access Code:	61572991

A telephonic replay can be accessed until 11:59 p.m. Central, August 2, 2014, at the following numbers:

Primary Dial-In:	1-888-286-8010

Secondary Dial-In:	1-617-801-6888
Access Code:	85714553

In addition, an electronic replay and PDF transcript will be available on Niska’s website in the Investor Center section under the Presentations & Webcasts tab.

About Niska

Niska is a growth-oriented midstream natural gas services provider with operations focused on owning, operating, developing and acquiring midstream energy assets in the United States and Canada.  We are currently the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three natural gas storage facilities, including the AECO Hub TM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. We also contract for natural gas storage capacity in the U.S. Mid-continent.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. Our estimates of future Adjusted EBITDA and Cash Available for Distribution are forward-looking statements. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Among these risks and uncertainties are (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services which could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties inherent in the development and operation of natural gas storage facilities. Other factors that are not described that are unknown or unpredictable could also have a material adverse effect on future results.  For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission. Actual results and future events could differ materially from those anticipated in such statements. Niska undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measures

Niska uses and discloses the financial measures “Adjusted EBITDA” and “Cash Available for Distribution” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, non-cash compensation expense, and other income.  Niska defines Cash Available for Distribution as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs), income taxes paid (or recovered), maintenance capital expenditures and other income.  Niska’s Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s management utilizes Adjusted EBITDA and Cash Available for Distribution as key performance measures in order to assess:

•                                          the financial performance of Niska’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                                          the ability of Niska’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•                                          repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                                          the viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings. For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages.  This press release contains forward-looking estimates of Adjusted EBITDA and Cash Available for Distribution for the fiscal year ending March 31, 2015. Reconciliations to GAAP net earnings are not provided for these forward-looking estimates because GAAP net earnings for the fiscal year ending March 31, 2015 are not accessible. Niska is able to estimate interest expense, income tax benefits and expenses, depreciation and amortization, inventory write-downs, impairments of assets (including goodwill), losses on extinguishment of debt, foreign exchange gains and losses and other income.

However, the Company is unable to predict future unrealized risk management gains and losses and these amounts could be material, such that the amount of net earnings would vary substantially from the amount of projected Adjusted EBITDA and Cash Available for Distribution.

Niska believes that investors benefit from having access to the same financial measures used by Niska’s management. Further, Niska believes that these measures are useful to investors because they are one of the bases for comparing Niska’s operating performance with that of other companies with similar operations, although Niska’s measures may not be directly comparable to similar measures used by other companies.

This information is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Under rules applicable to publicly-traded partnerships, our distributions to non-U.S. unitholders are subject to withholding tax at the highest effective applicable rate to the extent attributable to income that is effectively connected with the conduct of a U.S. trade or business. Given the uncertainty at the time of making distributions regarding the amount of any distribution that is attributable to income that is so effectively connected, we intend to treat all of our distributions as attributable to our U.S. operations, and as a result, the entire distribution will be subject to withholding.

This press release does not constitute an offer to sell or the solicitation of an offer to buy common units of the Partnership, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale, would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contact

Niska Gas Storage Partners LLC
Investor Relations:
Brandon Tran, Investor Relations Associate
(403) 513-8600

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND
COMPREHENSIVE INCOME (LOSS)

(in thousands of U.S. dollars, except for per unit amounts)

(unaudited)

	Three Months Ended
	June 30,
	2014	2013

REVENUES
Fee-based revenue	$42,754	$31,471
Optimization, net	12,623	25,718
	55,377	57,189

EXPENSES (INCOME)
Operating	10,953	10,444
General and administrative	10,075	11,290
Depreciation and amortization	49,966	10,333
Interest	12,313	16,206
Foreign exchange (gains) losses	(50)	858
Other (income) expense	(16)	391
	83,241	49,522

EARNINGS (LOSS) BEFORE INCOME TAXES	(27,864)	7,667

Income tax benefit	(8,892)	(300)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(18,972)	$7,967

Net earnings (loss) allocated to:

Managing member	$(358)	$158
Common unitholders	$(18,614)	$7,809

Earnings (loss) per unit allocated to common unitholders - basic and diluted	$(0.52)	$0.23

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended
	June 30,
	2014	2013

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Cash Available for Distribution:

Net earnings (loss)	$(18,972)	$7,967
Add / (deduct):
Interest expense	12,313	16,206
Income tax benefit	(8,892)	(300)
Depreciation and amortization	49,966	10,333
Non-cash compensation expense	250	—
Unrealized risk management losses (gains)	1,151	(20,118)
Foreign exchange (gains) losses	(50)	858
Other (income) expense	(16)	391
Adjusted EBITDA	$35,750	$15,337
Less:
Cash interest expense, net	11,401	15,371
Income taxes recovered	(16)	—
Maintenance capital expenditures	399	57
Other (income) expense	(16)	391
Cash available for distribution	$23,982	$(482)

Revenue:
Fee-based revenue:
Long-term contract revenue	$40,482	$20,596
Short-term contract revenue	2,272	10,875
Total	$42,754	$31,471

Proprietary optimization:
Realized optimization	$13,774	$5,600
Unrealized risk management (losses) gains	(1,151)	20,118
Total	$12,623	$25,718

Capital expenditures:
Maintenance	$399	$57
Expansion	578	115
Total	$977	$172

Operating data:
Effective working gas capacity (Bcf)	250.5	250.5

	June 30,	March 31,
	2014	2014
	(unaudited)
Selected Balance Sheet data
Cash and cash equivalents	$6,790	$7,704
Borrowings under revolving credit facility	$204,500	$119,500
Total debt excluding revolving credit facility	$586,904	$587,225
Members’ equity	$528,047	$554,140